                                                                    EXHIBIT 10.2

                         PURCHASE AGREEMENT FOR GOODS

                                    BETWEEN

                           AMERITECH MOBILE (WIRELESS)
                              COMMUNICATIONS, INC.

                                      AND

                                  @ROAD, INC.

                              PURCHASE AGREEMENT
                                      FOR
                                     GOODS

This Agreement is entered into as of July 15, 1999, ("Effective Date") between _______________________________________________________________________________,
___________________________________________, and @Road, Inc., a California
corporation, with principal offices at 45635 Northport Loop East, Fremont, CA 94538, (hereinafter "Supplier").

In consideration of the mutual promises set forth herein, the parties agree as follows.

PURPOSE
-------

This Agreement is for the purchase of CDPD modems and GPS products and related incidental services (hereinafter individually and collectively "Goods") by Buyer in accordance with the terms and conditions contained herein.

AGREEMENT TERM
--------------

This Agreement is effective for Purchase Orders placed from July 15, 1999, through July 14, 2001 unless terminated earlier as set forth herein.

ACCEPTANCE
----------

All Goods shall be received by Buyer subject to Buyer's inspection and right of rejection. Buyer assumes no liability for Goods produced or shipped in excess of the quantity specified in any Purchase Order issued hereunder. Buyer shall have thirty (30) working days (the "Inspection Period") after the Delivery Date (as defined below in the Section entitled "Delivery") to inspect and test the Goods shipped by Supplier. If the Buyer determines that any Goods fail to meet Suppliers specifications set forth in Attachment C in any material way, the Buyer may reject such Goods by notifying Supplier in writing of such rejection and requesting a Returned Material Authorization ("RMA") number; provided, that such written notification and request for an RMA number must be received by Supplier during the Inspection Period. Within ten (10) days of receipt of the RMA number, Buyer shall return the defective Goods to Supplier, insured and with transportation prepaid, with a written description of the defect. Supplier will at its option replace the returned Goods or issue Buyer a credit for the returned Goods at no charge to Buyer (including return transportation and related insurance costs) if Supplier confirms the defect. Goods not rejected during the Inspection Period will be deemed accepted upon the expiration of the Inspection Period.

AFFILIATES
----------

As used in this Agreement, the term "Affiliates" shall include Ameritech Corporation and any business entity which is, directly or indirectly, at least fifty percent (50%) owned by Ameritech

                         CONFIDENTIAL & PROPRIETARY

CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

Corporation. "Affiliate" also means any successor to Ameritech Corporation, whether by change of name, dissolution, merger, consolidation, reorganization, or otherwise.

ASSIGNMENT
----------

Neither party shall assign any right or obligation under this Agreement without the other party's prior written consent; provided, however, that either party shall have the right to assign its rights, obligations and privileges hereunder to a merger partner, successor in business, or acquirer of all or substantially all of such party's stock (or equivalent equity securities), business, or assets without obtaining the other party's consent to such assignment. Any other attempted assignment shall be void, except that either party may assign moneys due or to become due to it, provided that (a) the assigning party gives the other party at least thirty (30) days prior written notice of such assignment and (b) such assignment does not impose upon the other party obligation to the assignee other than the payment of such moneys.

Notwithstanding the foregoing, Buyer may assign this Agreement, in whole or in part, to any of its Affiliates who agree in writing to be bound by the terms and conditions of this Agreement. Upon such assignment and assumption of liability. Thereto by the assignee the assignor shall be discharged of any liability under this Agreement.

Without limiting the generality of the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties respective successors and assigns.

AUTHORITY
---------

Supplier represents and warrants to Buyer that it is a corporation duly organized; validly existing and in good standing under the laws of the State of California. Supplier represents and warrants to Buyer that it has all requisite power and authority and all material licenses, permits and other authorizations necessary to carry, on its business as now conducted. Supplier represents and warrants to Buyer that it has all requisite power and authority to execute, deliver and perform this Agreement and the other agreements contemplated hereby and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Supplier of this Agreement have been duly and validly authorized by Supplier. No other corporate act or proceeding on the part of Supplier, its Board of Directors or its shareholders is necessary to authorize the execution, delivery or performance by Supplier of this Agreement.

BILLING RECORDS
---------------

Supplier shall maintain, at no additional charge to Buyer, in accordance with generally accepted accounting principles, complete and accurate records related to amounts billed to and payments made by Buyer hereunder. Supplier shall provide Buyer supporting documentation concerning any alleged violation by Supplier of the terms of this Agreement or concerning any disputed invoice or payment within thirty (30) days after Buyer notifies Supplier of a dispute or, at Buyer's option, Supplier shall permit Buyer, or Buyer's agent, to examine and audit these records at Supplier's premises at all reasonable times to verify the amounts in dispute; provided, that Buyer provides Supplier reasonable advance notice of such audit. Payments made under this

Agreement shall be subject to final adjustment as determined by such review. Supplier shall retain such records for a period of three (3) years from the expiration of this Agreement or such length of time as may be required by any federal, state or local law, ordinance or regulation, whichever is longer.

CHANGES TO GOODS
----------------

Supplier may not make changes to the Goods or modify the drawings and specifications relating thereto, or substitute products of a later design to fill a Purchase Order, without Buyer's consent. As conditions to such consent, such change, under normal and proper use, shall not affect the price, operation, reliability or life of the Goods or the interchangeability of the Goods with other goods, and Supplier shall notify Buyer in writing thereof not less than ninety (90) days prior to the planned change. In the event Buyer and Supplier fail to reach agreement upon any proposed change, modification, or substitution, Buyer shall have the right to terminate any and all Purchase Orders, in whole or in part, for Goods affected by such change, modification, or substitution, without penalty or obligation of any kind.

Notwithstanding any notice requirement above to the contrary, in the event an extremely unsatisfactory condition, including, by way of example and not of limitation, a safety or fire hazard, requires immediate action, Supplier shall immediately notify Buyer. For a period of five (5) years after the Delivery Date of the Goods affected thereby ("Hazard Period"), as Buyer's sole remedy and Supplier's exclusive liability, Supplier shall use commercially reasonable efforts to replace or modify, at no charge to Buyer, all such Goods, including spare parts, in Buyer's possession. The Buyer will return such Goods by notifying Supplier in writing and requesting an RMA number; provided, that such written notification and request for an RMA number must be received by Supplier during the Hazard Period. Within ten (10) days of receipt of the RMA number, Buyer shall return the defective units to Supplier, insured and with transportation charges prepaid, with a written description of the defect. The limited remedies set forth in this Section shall not apply if (i) the Goods have been altered or modified, (ii) the Goods have been damaged by reason of negligence not attributable to Supplier, or subjected by Buyer to computer or electrical malfunction, or (iii) the Goods have been used, adjusted, installed, maintained, or operated other than in accordance with instructions furnished by Supplier, or with an application or in an environment other than that intended or recommended by Supplier.

CHOICE OF LAW AND FORUM
-----------------------

This Agreement and any claims arising hereunder or related hereto, whether in contract or tort, shall be governed by the laws of Illinois. Any suit regarding this Agreement must be brought in a court of competent jurisdiction in Cook County, Illinois.

COMPLIANCE WITH LAWS
--------------------

Supplier and all persons furnished by Supplier shall comply with the provisions of the Fair Labor Standards Act, the Federal Occupational Safety and Health Act, environmental laws (the subject of which may include, but shall not be limited to, air, water, noise, soil, and land-fill areas), the rules and regulations of the Federal Communications Commission and all other applicable federal, state and local laws, ordinances and regulations in the performance of this Agreement, including the procurement of required permits and certificates. "Performance" as used herein shall include, but not be limited to, Supplier's furnishing, installation, removal, processing, transportation, use, disposal, treatment, reclamation or other method of handling materials subject to this Agreement which Supplier agrees to provide to Buyer pursuant to this Agreement.

Supplier shall maintain throughout the term of this Agreement all federal, state and local licenses, permits, and certificates necessary to perform this Agreement, which shall be promptly furnished to Buyer upon Buyer's written request.

CONFIDENTIAL INFORMATION
------------------------

Any information, including but not limited to, specifications, drawings, computer programs, technical or business information or other data in whatever form (hereinafter "Information"), furnished by either party to the other, whether in writing, orally or visually, under or in contemplation of this Agreement or to which such party has access through its performance hereunder shall be considered confidential and shall be subject to the following:

     (a) The receiving party shall restrict disclosure of the Information to the receiving party's employees with a "need to know" (i.e., employees that require the Information to perform their responsibilities in connection with this Agreement or a Purchase Order) and shall not disclose it to any other person or entity without the prior written consent of the disclosing party;

     (b) The receiving party shall use the Information only for purposes of performing under this Agreement;

     (c) The receiving party, shall advise those employees who access the Information of their obligations with respect thereto;

     (d) The receiving party shall copy the Information only as necessary for those employees who are entitled to receive it and shall ensure that all confidentiality notices are reproduced in full on such copies; and

     (e) The receiving party shall return all copies of such Information to the disclosing party at the disclosing party's request.

The receiving party recognizes and agrees that the unauthorized use or disclosure of the Information would cause irreparable harm to the disclosing party for which it would have no adequate remedy at law, and that an actual or contemplated breach of this Section shall entitle the disclosing party to obtain immediate injunctive relief prohibiting such breach, in addition to any other rights available to it. The obligations herein contained shall expressly survive the termination or expiration of this Agreement.

The Information shall not be considered confidential and shall not be subject to the foregoing if the receiving party can demonstrate that the Information:

     (a) Is or becomes available to the public through no breach of this Agreement or a Purchase Order;

     (b) Was previously known by the receiving party without any obligation to hold it in confidence;

     (c) Is received from a third party free to disclose such Information without restriction;

     (d) Is independently developed by the receiving party without the use of the disclosing party's Information;

     (e) Is approved for release by written authorization of the disclosing party, but only to the extent of such authorization;

     (f) Is required by law or regulation to be disclosed, but only to the extent and for purposes of such required disclosure; or

     (g) Is disclosed in response to a valid order of a court or lawful request of a governmental agency, but only to the extent of and for the purposes of such order or request, provided that the receiving party first notifies the disclosing party of the order or request ten
          (10) days prior to disclosure and permits the disclosing party to seek an appropriate protective order.

DEFAULT
-------

If either party fails to perform or observe, in any substantial way, any material term or condition of this Agreement or a Purchase Order, such action shall constitute a material breach of this Agreement. If the breaching party fails to remedy or to undertake reasonable steps to remedy such material breach within fifteen (15) days after receipt of written notice of the breach from the non-breaching party, the non-breaching party may, without further notice, cancel the then-remaining balance of this Agreement and/or any Purchase Order, as applicable, without any further obligation thereunder whatsoever except as to payment for Goods already received and accepted by Buyer. In the event the Supplier is the party in default and the parties established a commitment, purchase level or discount program, the quantity covered by such canceled Purchase Order(s) shall be deducted from such commitment, purchase level or volume required for discount entitlement. The rights provided to the non-breaching party under this Section are not intended to constitute an election of remedies, and, except as provided otherwise in this Agreement or the subject Purchase Order, the non-breaching party shall be entitled to any additional rights and remedies available to it at law or in equity.

Unless otherwise agreed by the parties in writing, this Agreement will terminate upon the termination of the Wireless Network Services Agreement of even date herewith between the Buyer and Supplier.

DELAYS
------

Time is of the essence in Supplier's performance of its obligations under Agreement. If Supplier has knowledge that anything prevents or threatens to prevent timely performance under this Agreement, Supplier shall immediately notify Buyer thereof, provided such notification shall not relieve Supplier of the requirement set forth in the preceding sentence.

DELIVERY
--------

Supplier shall deliver all Goods on the delivery date ("Delivery Date") and to the site specified on the applicable purchase order and on Supplier's acknowledgment thereof. Buyer may elect to advance or delay such Delivery Date provided that Supplier has been given no less than ten (10) days written notice, prior to the Delivery Date of such change.

ENTIRE AGREEMENT
----------------

The terms in this Agreement and the attachment(s) and specification(s) referred to herein, which are incorporated herein by this reference, constitute the entire agreement between the parties with respect to the subject matter hereof, superseding all prior understandings and communications, oral or written. The Parties acknowledge that this Agreement has been mutually negotiated. In addition, neither party shall be bound by any terms additional to or different from those in this Agreement that may appear subsequently in quotations, acknowledgments, invoices or any other communications from Supplier or purchase orders, invoices or like documents from Buyer. This Agreement may not be modified except by a writing signed by both parties.

EQUAL OPPORTUNITY REQUIREMENTS
------------------------------

Supplier shall comply, to the extent applicable, with the Nondiscrimination Provisions noted in Attachment B.

F.O.B.
-----

All sales shall be F.O.B. origin. Risk of loss and title to the Goods shall pass to the Buyer upon delivery of the Goods on the Delivery Date.

FORCE MAJEURE
-------------

Neither Buyer nor Supplier shall be liable to the other for any delay or failure in performance hereunder (other than a failure to pay monies) due to fires, strikes, threatened strikes, stoppage of work, embargoes, requirements imposed by governmental regulations, civil or military authorities, acts of God, the public enemy or other causes which are beyond the reasonable control of the party unable to perform (hereinafter "Force Majeure"). If a Force Majeure occurs, the party delayed or unable to perform shall give immediate notice to the other party. In the event Supplier is the party delayed or unable to perform, Buyer may elect: (a) to terminate any affected Purchase Order relating to Goods not already delivered without liability to Supplier, or (b) to suspend performance under the affected Purchase Order for the duration of the Force Majeure, during which period Buyer may buy elsewhere substitute goods and, if applicable, allow Supplier to resume performance of such Purchase Order once the Force Majeure ceases. In the event the parties establish a commitment, purchase level or discount program, the quantity bought or for which commitments have been made elsewhere shall be deducted from such commitment, purchase level or discount program. Unless written notice of termination is given by Buyer, option (b) shall be deemed selected.

GOODS AND PRICES
----------------

Goods which may be purchased pursuant to this Agreement and the prices applicable thereto are set forth in Attachment A hereto.

HAZARDOUS/TOXIC MATERIALS
-------------------------

Supplier shall identify to Buyer in advance of delivery, any toxic substances or hazardous materials incorporated in or associated with the Goods provided hereunder and shall advise Buyer of all precautions to be taken for their use and disposal. When applicable, Supplier shall furnish Buyer a completed Material Safety Data Sheet for any Goods furnished hereunder as required by any federal, state, or local laws, ordinances or regulations. Any transportation or other handling of hazardous or toxic materials by Supplier shall be performed in accordance with all applicable federal, state and local laws, ordinances and regulations.

HEADINGS
--------

The Section headings inserted in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

INDEMNITY
---------

Supplier shall defend, indemnify, and hold harmless Buyer, its Affiliates, their officers, employees and agents from and against all losses, damages, expenses (including attorneys' fees and costs), claims, suits and liabilities, whether based in contract or tort (including strict liability), to the extent arising out of our resulting from (a) Supplier's acts or omissions, or those of persons furnished by it, (b) any defective Goods provided hereunder, (c) the failure of Supplier or any Goods to fully comply with the terms and conditions of this Agreement, or (d) assertions under Workers' Compensation or similar laws made by persons furnished by Supplier. Buyer shall promptly notify Supplier of any written claim or demand for which Supplier is responsible under this Clause.

Without limiting the generality of the foregoing, to the extent that any services are performed in the State of Ohio it is expressly agreed that Supplier hereby waives any immunity from its obligations to defend, indemnify and hold harmless Buyer (or The Ohio Bell Telephone Company) against and from claims by employees of Supplier, which immunity would otherwise arise by operation of Ohio Revised Code (S)(S)4123.74 and 4123.741 and Section 35, Article II, Ohio Constitution or any other statute or constitutional provision.

INFRINGEMENT
------------

Supplier shall defend, indemnify and hold harmless Buyer and its Affiliates, their officers, employees and agents from and against any suits, claims, actions, losses, damages, expenses (including attorneys' fees and costs) or liabilities that may result by reason of any alleged violation, infringement or misappropriation of a United States patent, trade secret, copyright, trademark or other proprietary right based on Buyer's use of the Goods (including the receipt of any services) provided under this Agreement. Buyer shall promptly notify Supplier of any claim of infringement, violation or misappropriation for which Supplier is responsible and shall cooperate with Supplier to facilitate the defense or settlement of such claim. Supplier or Supplier's attorney(s) shall keep Buyer reasonably apprised of the continuing status of the claim, including any lawsuit resulting therefrom, and shall permit Buyer, upon Buyer's written request, to participate in the defense or settlement of such claim.

If use of the Goods shall be prevented or appears likely to be prevented by court order or settlement resulting from any such claim, Supplier shall, at its expense, either: (a) by license or release from claim of violation, infringement or misappropriation, procure for Buyer and/or the Affiliates the right to continue using the Goods; or (b) modify Goods so that they are functionally equivalent to the original Goods but are no longer subject to a claim of violation, infringement or misappropriation; or (c) remove such Goods from the premises of Buyer and/or the Affiliates and replace same with equally suitable goods free from claim of infringement or misappropriation; or (d) terminate this Agreement and refund the full purchase price of the Goods if said action occurs within (2) years of the Delivery Date of affected Goods, or if action takes place after two (2) years of the Delivery Date, refund the purchase price of the Goods, as depreciated over a three (3) year period. Unless otherwise agreed in writing by Buyer, Supplier shall use its best efforts to procure the right for Buyer and/or the Affiliates to use the Goods as provided in (a) above.

INSURANCE
---------

Supplier shall maintain during the term or, this Agreement: (a) Workers Compensation insurance as prescribed by the law of the state in which Supplier's obligations under this Agreement are performed, (b) Employer's Liability insurance with limits of at least $2,000,000 for each occurrence, (c) Commercial General Liability insurance (including, but not limited to, contractual and products liability coverage) with combined single limits for each occurrence of at least $2,000,000, and (d) if the use of motor vehicles is required, Commercial Automobile Liability Insurance (including hired and non-owned coverage) with combined single limits for each occurrence of at least $2,000,000 for bodily injury and property damage. Neither Supplier nor Supplier's insurer(s) shall have a claim, right of action or right of subrogation against Buyer based on any occurrence insured against, in whole or in part, under the foregoing insurance. Supplier's policy shall be endorsed to name __________ _______________________ and its corporate Affiliates as additional insureds and state: "____________________________________ is to be notified in writing at least sixty (60) days prior to cancellation of or any material change in this policy." At Buyer's request, Supplier shall furnish a copy of the endorsement and certificates evidencing the foregoing insurance coverage prior to commencement of performance hereunder and, if applicable, annually thereafter during the term of this Agreement. Supplier's purchase of insurance shall not in any way limit Supplier's liability under this Agreement.

INVOICES
--------

Supplier shall render an invoice for each shipment of Goods. Invoices must contain the following information: invoice number, invoice date, remittance address, Purchase Order number, item number, payment terms, quantity, description of Goods, unit, unit price and total price. Invoices shall be sent to the address indicated in the Purchase Order.

LICENSES
--------

Supplier hereby grants Buyer a non-exclusive, non-transferable (except as set forth in the Sections entitled "Assignment" and "Licenses") license, without rights to sublicense, to use the software embedded in the Goods ("Software"), but only in connection with the operation of Goods. The Buyer shall not (i) copy or use the Software except as expressly permitted herein, (ii) reproduce, modify, or create derivative works of the Software, (iii) reverse engineer, decompile, disassemble, or make any attempt to discover the source code of the Software, or (iv) use or permit the Software to be used outside of the states where Buyer provides wireless services and has a direct distribution channel.

The Buyer and any successor to the Buyer's title to the Goods shall have the right to assign legal title to such Goods and to those rights in the Software granted by this Section to any other person who subsequently acquires the right to use the Goods, provided that any such assignee or sub-licensee agrees, in writing or via electronic mail or other computer transmission, to abide by the terms and conditions of this Agreement; provided, that Buyer shall not be responsible for procuring such agreement of the assignee or sub-licensee.

No other licenses, express or implied, under any patents, trademarks, copyrights or other proprietary rights are granted by Buyer to Supplier or by Supplier to Buyer under this Agreement.

LIMITATION ON LIABILITY
-----------------------

In no event shall either party be liable to the other party for any lost profits or indirect, incidental, special or consequential damages, regardless of whether or not a party has been advised of the possibility of such damages. The foregoing notwithstanding, nothing in this section will limit a party's obligations to indemnify fully the other under the sections of this Agreement entitled "Indemnity" and "Infringement" for actions brought by third parties, even if such actions include claims for indirect, incidental, special or consequential damages. Except for the Indemnity and Infringement sections of this Agreement, Supplier's liability arising under this Agreement shall not exceed the aggregate payments received by Supplier from Buyer under this Agreement.

MINORITY/WOMEN OWNED ENTERPRISES
--------------------------------

It is Ameritech's policy that minority and women owned business enterprises should have the maximum opportunity to participate in the performance of its contracts. Supplier shall use commercially reasonable efforts to further this policy by awarding subcontracts to minority and women owned business enterprises or by using such enterprises to provide goods and services incidental to this Agreement, with a goal of awarding at least five percent (5%) of the contract price to such enterprises. Upon request, Supplier shall furnish appropriate information about its efforts to achieve this goal, including the identities of such enterprises and amounts involved.

MOST FAVORED CUSTOMER
---------------------

Supplier warrants that the prices for Goods provided to Buyer under this Agreement and the terms and conditions of this Agreement are not and shall not be less favorable than the prices and/or terms and conditions extended to any of Supplier's other customers generally similarly situated to Buyer with respect to the same or like goods. In the event Supplier offers, during the term of this Agreement, lower prices and/or more favorable terms and conditions to any such customer with respect to the same or like goods than are offered to Buyer, Supplier shall, retroactive to the date Supplier offered more favorable prices, terms or conditions to any other customer, reduce the prices hereof correspondingly and/or shall extend such terms and conditions to Buyer. Any amounts charged to Buyer in excess of prices charged by Supplier to any other customer for similar Goods or related services shall promptly be refunded or credited to Buyer by Supplier.

NONEXCLUSIVITY
--------------

This Agreement does not grant to Supplier any exclusive right or privilege to provide to Buyer goods of the type contemplated herein, and Buyer reserves the right to contract with other parties for the procurement of comparable goods.

NONWAIVER
---------

Failure of either party to insist on performance of any term or condition of this Agreement or to exercise any right or privilege hereunder shall not be construed as a waiver of such term, condition, right or privilege in the future.

NOTICES
-------

Any notice which under the terms of this Agreement must or may be given or made by either party hereunder shall be in writing and shall be delivered personally or sent by express delivery service or by certified mail, return receipt requested, addressed to the respective parties as follows:

     To Buyer:



     with a copy to:



     To Supplier:        @Road, Inc.
                         45638 Northport Loop East
                         Fremont, CA 94538
                         Attn: Amin Mufti- Vice President

     with a copy to:     Venture Law Group
                         Attn: Tae Hea Nahm
                         2775 Sand Hill Road
                         Menlo Park, CA 94025

or to such other address as either party shall designate by proper notice. Notices will be deemed to have been received as of the earlier of the date of actual receipt or, in case of notices sent via US mall, three (3) days after mailing. A signed receipt shall be obtained where a notice is delivered in person.

OFFSET
------

Buyer's obligations under this Agreement shall be subject to deduction of any valid claim of Buyer against Supplier arising from this or any other transaction. Buyer shall not be obligated to make payments required hereunder to the extent and for the duration that such payments are in dispute. Supplier shall be deemed to have acknowledged and accepted the validity, of any claim if it does not notify Buyer that it disputes such claim and also specifies with particularity its reasons therefor within thirty (30) days from the date it receives notice or knowledge thereof.

ORDERS
------

Purchase Orders shall be subject to all the terms and conditions of this Agreement, and any terms and conditions on a Purchase Order which conflict with the terms and conditions of this Agreement shall be deemed superseded and deleted. Orders for Goods placed hereunder shall be either placed on Buyer's Purchase Order form or, to the extent agreed upon by the parties, transmitted electronically in accordance with such agreement of the parties. For Purchase Orders transmitted electronically, Supplier shall make confirmation thereof in the manner specified by Buyer and shall retain the Purchase Order transmission for six (6) months from the fulfillment of such Purchase Order. No Purchase Order shall be binding upon Supplier until Supplier accepts such Purchase Order in writing.

PAYMENT
-------

All invoices are payable within forty-five (45) days of the date of Buyer's receipt of the invoice; provided, that if Buyer disputes an invoice, Buyer shall pay the undisputed portion within forty-five (45) days of receipt, and shall not be obligated to pay the disputed portion until the parties have agreed on the amount to be paid by Buyer. Supplier shall provide Buyer with documentation evidencing the basis for charges in a form and level of detail satisfactory to Buyer. The purchase price does not include any sales or use taxes nor any duties, import levies or similar taxes that may be assessed against the Goods in connection with this Agreement. The Buyer shall pay all sales or use taxes, duties or import levies, if any are required to be paid on account of this Agreement, which are imposed by the states (or subdivisions thereof), countries or other governmental entities in which the applicable Goods are to be installed. All amounts which are not paid by the Buyer as required by this Agreement may be subject to a late charge equal to one percent (1.0%) per month (or, if less, the maximum amount allowed by applicable law).

PRICE PROTECTION
----------------

Supplier may not increase the prices for Goods, as specified in this Agreement, for a period of six (6) months from the Effective Date. Thereafter, Supplier may, provided that sufficient supporting documentation is furnished to Buyer, increase its prices no more than five percent (5%) once per any six (6) month period. If Supplier intends to increase prices pursuant to this Section, then Supplier must notify Buyer in writing no less than forty-five (45) days prior to the effective date of such price increase.

Should Supplier decrease the purchase price for Goods, Supplier will give Buyer a credit for the difference between the purchase price paid by Buyer and the new reduced purchase price for Goods remaining in inventory held by Buyer in its distribution channels.

PUBLICITY
---------

Supplier shall not identify, either expressly or by implication, Buyer or its Affiliates or use any of their trademarks, trade names, service marks, other proprietary marks, or reference this Agreement in any advertising, press releases, publicity matters or other promotional materials without the prior written permission of Buyer.

RELATIONSHIP OF THE PARTIES
---------------------------

A. This Agreement is not intended to and does not constitute, or give rise to, a joint venture, partnership, corporation, or other formal business association or organization of any kind between the parties, and the rights and the obligations of the parties shall be only those expressly set forth in this Agreement. The parties shall perform under this Agreement as independent contractors and not as a representative, employee, agent, or partner of the other party, and this Agreement shall not be construed as creating any relationship between Buyer and Supplier's employees.

B. Except where the context would require a different meaning, all references to a party or the parties include as applicable each of their respective parent companies, subsidiaries, affiliates and its and their directors, officers, shareholders, employees, agents, successors, beneficiaries, permitted assigns, legal representatives, general and limited partners, and subcontractors; provided, however, that except as may be required by law, all obligations and liabilities arising under this Agreement shall not be individual or personal, but shall be borne by each party solely and only to the extent of its legal capacity.

REMEDIES
--------

The rights and remedies herein provided shall be cumulative and shall be in addition to any other remedies available at law or in equity, except as otherwise expressly limited or excluded by this Agreement.

SEVERABILITY
------------

If any provision of this Agreement shall be held invalid or unenforceable, such provision shall be deemed deleted from this Agreement and replaced by a valid and enforceable provision which so far as possible achieves the same economic and other benefits for the parties as the severed provision was intended to achieve, and the remaining provisions of this Agreement shall continue in full force and effect.

SHIPPING
--------

All Goods shall be packed, marked and shipped by Supplier, at no additional charge, in containers which are suitable for prevention of damage under normal handling during loading/unloading, shipping and storage and in accordance with the requirements of the carrier and the commercially reasonable specifications of Buyer. Supplier shall ship the Goods in the quantities and at the times specified by Buyer in accordance with the routing instructions given by Buyer and accepted by the Supplier. Supplier shall combine all shipments made on the same day to the same destination and shall mark the shipping label with the destination exactly as shown in the corresponding Purchase Order. The Purchase Order number shall be marked on all packages, shipping papers and other subordinate documents.

A packing memorandum must accompany each shipment and the package containing such memorandum must be clearly identified. The packing memorandum must contain the following information: shipping destination, date shipped, Purchase Order number, item number, description of Goods, quantity ordered, quantity shipped, number of cartons, weight, carrier, and the bill of lading number.

SPECIFICATIONS FOR GOODS/WARRANTY
---------------------------------

The Supplier warrants to Buyer that the Goods shall perform in accordance with the specifications set forth in Attachment C hereto for a period of (i) twelve
(12) months after the Goods are first used or (ii) eighteen months after the Deliver Date, whichever period is shorter in duration (the "Warranty Period"). The Buyer will have the right to emend the Warranty Period for an additional two (2) years by paying the fee, for each unit purchased hereunder, set forth on Attachment A hereto. In addition, Supplier warrants that any version of the Software shall properly perform Year 2000 Processing. "Year 2000 Processing" means processing by the Software, which is dependent upon usage of calendar dates, including dates on or after January 1, 2000. Year 2000 Processing includes both software owned by Supplier and third party software provided by Supplier that manages and/or manipulates data involving dates, including single century formulas and multi-century formulas. Correct or proper Year 2000 Processing means that the Software will not cause an abnormally ending dating scenario within the application or result in incorrect values generated involving such dates.

Except for breach of the Year 2000 Processing warranty, which is addressed in the Section entitled Year 2000 Capability, if buyer notifies Supplier of any breach of the warranty set forth in this Section during the Warranty Period (if applicable), and if Supplier, which shall act reasonably and in good faith in its inspection of all returned Goods, confirms such defect, Supplier's exclusive liability, and the exclusive remedy of Buyer shall be, at Supplier's commercially reasonable discretion, repair or replacement of the Goods at no cost to Buyer. The Buyer may reject such Goods by notifying Supplier in waiting of such rejection and requesting an RMA number; provided, that such written notification and request for an RMA number must be received by Supplier during the Warranty Period (if applicable). Within ten (10) days of receipt of the RMA number, Buyer shall return the defective Goods to Supplier, insured and with transportation prepaid, with a written description of the defect. The limited warranties set forth in this Section shall not apply if (i) the Goods have been materially altered or modified, (ii) the Goods have been subjected to negligence by Buyer, computer or electrical malfunction, or (iii) the Goods have been used, adjusted, installed, maintained, or operated other than in accordance with instructions furnished by Supplier, or with an application or in an environment other than that recommended by Supplier.

EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION, SUPPLIER PROVIDES NO WARRANTY, EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, AND SPECIFICALLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ALL MATERIALS AND SERVICES PROVIDED TO BUYER.

SURVIVAL OF OBLIGATIONS
-----------------------

The parties' obligations under this Agreement which by their nature are intended to continue beyond the termination or expiration of this Agreement (including without limitation all payment obligations incurred prior to such termination or expiration) shall survive the termination or expiration of this Agreement.

SUSPENSION OF PERFORMANCE
-------------------------

If bankruptcy proceedings are commenced with respect to Supplier and if this Agreement has not been otherwise terminated, then Buyer may suspend all future performance of this Agreement and/or any Purchase Order(s) hereunder until Supplier assumes and provides adequate assurance of future performance or rejects this Agreement or such Order(s) pursuant to (S)365 of the

Bankruptcy Code or any successor provision. Any such suspension of further performance by Buyer pending Supplier's assumption or rejection will not be a breach of this Agreement and/or any Purchase Order(s) and will not affect Buyer's right to pursue or enforce any of its rights under this Agreement or such Order(s) or otherwise.

TAXES
-----

Federal manufacturers or retailers excise taxes, and state and local sales or use taxes, when applicable, shall be billed as separate items on Supplier's invoice. If indicated in the Purchase Order, Goods purchased for resale are tax exempt under one of the following tax exempt certificate numbers: Ohio: 99-014808; Wisconsin: UT03161; Missouri: 12161080; Illinois: 1712-1582; Indiana:
0034035640012; Michigan: ME0102812.

TERMINATION
-----------

Buyer may at any time and for any or no reason terminate this Agreement and/or any Purchase Order(s), in whole or in part, by giving sixty (60) days written notice to Supplier. Buyer's liability, to Supplier shall be limited to payment for Goods which are ordered by Buyer prior to the effective date of termination of this Agreement.

YEAR 2000 CAPABILITY
--------------------

Supplier warrants that any version of the Software shall properly perform Year 2000 Processing. In the event of a breach of this warranty, Supplier agrees to promptly remedy such breach at no additional charge to Ameritech by: (i) correcting the version of the Software currently used by Ameritech so as to make it capable of correctly performing Year 2000 Processing; (ii) providing replacement Software for the Software which is equivalent in function to the Software and which correctly performs Year 2000 Processing. If, after using best efforts Supplier is unable to accomplish either of the foregoing options within ninety (90) days of Buyer's notification to Supplier of any failure of the Software to correctly perform Year 2000 Processing, Supplier shall indemnify and hold Buyer harmless from and against any and all liability, loss, or expense awarded by final judgement against Buyer arising from any third party claims which alleges damages to the Software. Notwithstanding anything to the contrary set forth in this agreement, Supplier's breach of this warranty, shall not be subject to any provisions regarding limitations of Supplier's liability set forth in this Agreement.

[Signature page(s) and Exhibits follow]

@ROAD, INC.

Signature: /s/ Amin Mufti               Signature: /s/
          --------------------------              ---------------------------

Printed Name: Amin Mufti                Printed Name:
             -----------------------                  -----------------------

Title: VP Business Development          Title:
      ------------------------------          -------------------------------

Date:  8/9/1999                         Date:   8/31/99
      ------------------------------          -------------------------------

                                 ATTACHMENT A

                                    PRICES
                                    ------


                                                                Pricing
Part Number      Item Description                       [**]         [**]
-------------------------------------------------------------------------------
RC-10            In-Vehicle GPS/CDPD Unit               [**]         [**]
RC-10-2Y*        In-Vehicle GPS/CDPD Unit               [**]         [**]
A-GPS-M          GPS Magnetic Mount Antenna             [**]         [**]
A-GPS-M-2Y*      GPS Magnetic Mount Antenna             [**]         [**]
DU-10            Message Display Terminal               [**]         [**]
DU-10-2Y*        Message Display Terminal               [**]         [**]
A-GPS/CELL-R     Roof Mount GPS/Cellular Antenna        [**]         [**]
C-RC10-PA        RC-10 Cigarette Lighter Adapter        [**]         [**]
C-RC10-P         RC-10 Power Cable                      [**]         [**]
C-RC10-S         RC-10 Serial Programming Cable         [**]         [**]
C-DU10           RC-10/DU10 Connector Cable             [**]         [**]
W-EXTENDED-1Y    RC-10 1 Year Extended Warranty         [**]         [**]
W-EXTENDED-2Y    RC-10 2 Year Extended Warranty         [**]         [**]

Notes:
RC-10 and RC-10-2Y Unit Prices include power cable, Part# C-RC10-P only. Antennas sold separately.

DU-10 and DU10-2Y Unit Prices include connection cable to RC-10, Part #C-DU10.

*Unit Price requires 2 Year @Road Service Commitment.

** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

                                 ATTACHMENT B

                         NONDISCRIMINATION PROVISIONS
                         ----------------------------

     During the performance of this Agreement, Contractor agrees to comply with the following provisions, to the full extent that this Agreement is subject to the applicable provisions of the following: Executive Order No. 11246, Executive Order No. 11625, Executive Order No. 12138, Section 503 of the Rehabilitation Act of 1973, the Vietnam-Era Veteran's Readjustment Assistance Act of 1974, the Illinois Human Rights Act, the Indiana Civil Rights Law, the Michigan Civil Rights Act, the Ohio Fair Employment Practice Law, the Wisconsin Fair Employment Act, the rules, regulations and relevant orders of the agencies enforcing said Orders and Statutes or charged with administering affirmative action/non-discrimination requirements applicable to government contractors or subcontractors, and any other applicable Federal, State, or local law imposing obligations on government contractors or subcontractors.

     Monetary amounts, contractual or purchasing relationships, and/or the number of Contractor's employees, determine which provisions are applicable.

CLAUSES REQUIRED BY FEDERAL LAW
-------------------------------

     The following clauses are deemed part of this Agreement in accordance with the table set forth below.

     Annual                                       Clauses
                            ------------------------------------------------
     Contract Value         1         2         3        4         5       6
     -----------------------------------------------------------------------
     Less than $2,500       X(a)      X(a)               X(b)
     $2,500 or more         X(a)      X(a)               X(b)              X
     $10,000 or more        X         X                  X(b)      X       X
     $50,000 or more        X         X         X(c)     X(d)      X       X

     (a) Applies only to depositories of government funds or financial institutions issuing U. S. savings bonds and notes.

     (b) Applies only to depositories of government funds or financial institutions issuing U. S. savings bonds and notes and which have 50 or more employees and are prime contractors or first-tier subcontractors.

     (c)  Applies only to businesses having 50 or more employees.

     (d) Applies only to businesses having 50 or more employees and which are prime contractors or first-tier subcontractors.

Clause 1: Equal Employment Opportunity
       The Equal Employment Opportunity Clause set forth in (S) 202 of Executive Order 11246 and reiterated at 41 C.F.R. (S) 60-1.4(a), is hereby incorporated by reference pursuant to 41 C.F.R. (S) 60-1.4 (d).

Clause 2: Certification of Non-Segregated Facilities
       The Contractor certifies that it does not and will not maintain any facilities it provides for its employees in a segregated manner, or permit its employees to perform their services at any location under its control, where segregated facilities are maintained; and that it will obtain a similar certification, prior to the award of any nonexempt subcontract.

Clause 3: Certification of Affirmative Action Programs
       The Contractor affirms that it has developed and is maintaining Affirmative Action Plans as required by Parts 60-2, 60-250 and 60-741 of Title 41 of the Code of Federal Regulations.

Clause 4: Certification of Filing of Employers Information Reports
       The Contractor agrees to file annually on or before the 31st day of March complete and accurate reports of Standard Form 100 (EEO-I) or such forms as may be promulgated in its place.

Clause 5: Employment of Veterans
       The Affirmative Action for Disabled Veterans and Veterans of The Vietnam Era Clause, set forth in 41 C.FR. (S) 60-250.4 is hereby incorporated by reference pursuant to 41 C.F.R. (S) 60-250.22.

Clause 6: Employment of the Handicapped
       The Affirmative Action Clause for Handicapped Workers set forth at 4l C.F.R. (S) 60-741.4 is hereby incorporated by reference pursuant to 41 C.F.R. (S) 60-741.22.

ADDITIONAL FEDERAL CLAUSES
--------------------------

     If this Agreement offers further subcontracting opportunities, the following clause is hereby made a material term of this Agreement:

     Utilization of Small Business Concerns and Small Disadvantaged Business Concerns (Feb. 1990)

     (a) It is the policy of the United States that small business concerns and small business concerns owned and controlled by socially and economically disadvantaged individuals shall have the maximum practicable opportunity to participate in performing contracts let by any Federal agency, including contracts and subcontracts for subsystems, assemblies, components, and related services for major systems. It is further the policy of the United States that its prime contractors establish procedures to ensure the timely payment of amounts due pursuant to the terms of their subcontracts with small business concerns and small business concerns owned and controlled by socially and economically disadvantaged individuals.

     (b) Contractor hereby agrees to carry out this policy in the awarding of subcontracts to the fullest extent consistent with efficient contract performance. Contractor further agrees to cooperate in any studies or surveys as may be conducted by the United States Small Business Administration or the awarding agency of the United States as may be necessary to determine the extent of Contractor's compliance with this clause.

     (c) As used in this contract, the term "small business concern" shall mean a small business as defined pursuant to Section 3 of the Small Business Act and relevant regulations promulgated pursuant thereto. The term "small business concern owned and controlled by socially and economically disadvantaged individuals" shall mean a small business concern.

          (1) which is at least 51 percent unconditionally owned by one or more socially and economically disadvantaged individuals; or, in the case of any publicly owned business, at least 51 percent of the stock of which is unconditionally owned by one or more socially and economically disadvantaged individuals; and

          (2) whose management and daily business operations are controlled by one or more of such individuals. This term also means a small business concern that is at least 51 percent unconditionally owned by an economically disadvantaged Indian tribe or Native Hawaiian organization, or a publicly owned business having at least 51 percent of its stock unconditionally owned by one of these entities which has its management and daily business controlled by members of an economically disadvantaged Indian tribe or a Native Hawaiian organization, and which meets the requirements of 13 C.F.R. Part 124. The Contractor shall presume that socially and economically disadvantaged individuals include Black Americans, Hispanic Americans, Native Americans, Asian-Pacific Americans, Subcontinent Asian Americans, and other minorities, or any other individual found to be disadvantaged by the Administration pursuant to Section 8(a) of the Small Business Act. The Supplier shall presume that socially and economically disadvantaged entities also include Indian Tribes and Native Hawaiian organizations.

     (d) Contractors acting in good faith may rely on written representations by their subcontractors regarding their status as either a small business concern or a small business concern owned and controlled by socially and economically disadvantaged individuals.

SMALL BUSINESS/DISADVANTAGED BUSINESS PLAN CLAUSE
-------------------------------------------------

     If the value of the goods or services to be provided by Contractor under this Agreement is $500,000 or more, Contractor further agrees that it shall adopt a Small Business and Small Disadvantaged Business Subcontracting Plan as described in the clause set forth at Part 1, Section 52.219-9 of Title 48 of the Code of Federal Regulations.

STATE CLAUSES
-------------

     If this Agreement relates to services to be performed for the State of Illinois, its political subdivisions, or any municipal corporation within the State of Illinois, the Equal Employment

Opportunity clause set forth at 44 III. Adm. Code (S) 750, Appendix A shall be deemed incorporated herein by reference pursuant to the language thereof.

     If this Agreement relates to services to be performed for the State of Michigan or its political subdivisions, the value of the contract is at least $5,000, and Contractor has at least three (3) employees, the Non-discrimination Clause for All-State Contractors adopted by the State Administrative Board on January 17, 1967, as amended, shall be deemed incorporated herein by reference pursuant to the language thereof.

                                 ATTACHMENT C

                                SPECIFICATIONS
                                --------------

@ROAD'S FLEET MANAGEMENT SOLUTION. The Goods operate exclusively as components
---------------------------------
of Supplier's Internet-based Fleet Management solution known as @Road

1.   APPLICATIONS: Vtrack.com currently includes an Automatic Vehicle Location
     ------------
(AVL) application and an optional integrated 2-Way Messaging (Dispatch) application ("Applications").
              ------------

2.   OPERATION OF APPLICATIONS: The Applications are administered, web-hosted,
     -------------------------
and operated by Supplier. Supplier is responsible for debugging the Applications and regularly updating the Applications.

3.   THIRD PARTY APPLICATIONS: Buyer acknowledges that Goods may not operate in
     ------------------------
conjunction with hardware accessories from third parties or support software applications from third parties.

4.   INTERNET BASED APPLICATION: Buyer acknowledges Supplier's application is
     --------------------------
Interact based. Thus, the data of customers of Buyer who obtain Goods from Buyer solely for such customers' internal business use, and not for further distribution or resale ("End Users") is potentially susceptible to security
                         ---------
breaches by third parties. The Applications utilize passwords to limit data access to authorized End Users. However, this does not guarantee data security. Thus Buyer will inform End Users of potential data security issues and Buyer and End Users will hold Supplier harmless from any such data security breaches.

5.   SUBSCRIBER SOFTWARE LICENSE AGREEMENT: Before the first use of the
     -------------------------------------
Applications, End Users will be required to accept an on-line electronic software license agreement. The text of the agreement will be available on-line.

6.   EQUIPMENT SALE ONLY: Notwithstanding anything to the contrary in this
     -------------------
Agreement, the Supplier shall have no obligation to provide the @Road service to Buyer or to End Users hereunder. Any provision of the @Road service shall be set forth in a separate agreement between Buyer and Supplier.

The following form of agreements have been entered into between the Registrant and the following parties:

    Ameritech Mobile (Wireless) Communications, Inc.

    Ameritech Mobile Communications, Inc.

    Ameritech Mobile Phone Service of Illinois, Inc. and Ameritech Mobile Phone Service of Chicago, Inc.

    Cybertel Corporation

CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

                      WIRELESS NETWORK SERVICES AGREEMENT

     This Services Agreement ("Agreement") is made as of July 15 1999, by and between @Road, Inc., hereafter referred to as "@Road", a California corporation with a principal place of business at 45635 Northport Loop East, Fremont, CA 94538, and _____________

                                  WITNESSETH:

     WHEREAS, Buyer desires to have @Road provide certain wireless data service bureau operations and sales, marketing and technical support in the pursuit of Buyer's business; and

     WHEREAS, @Road has experience with providing networking and wireless data operations and is prepared to provide to Buyer the services hereafter referred to as the "Services" and described in Exhibit A, "Description of Services."

     NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the sufficiency of which is hereby acknowledged, the parties agree as follows:

Section 1.  Definitions

The terms defined in this Section I and any other capitalized terms defined in other sections of this Agreement shall have the meanings herein stated.

     "Application Software" means the @Road software to be licensed to End Users as part of the Services, as identified in Exhibit A.

     "End User" means the customer of Buyer using the Services.

     "Excusable Downtime" means of the Scheduled Uptime, the aggregate number of hours in any month during which the Application Server is not actually available to process transactions initiated by End Users due to (i) action or inaction by Buyer, (ii) failure of any Application Software other than Application Software developed internally by @Road, which failure is not attributable to @Road's failure to exercise due care, (iii) failure of any telecommunications facilities, which failure is not attributable to @Road's failure to exercise due care, (iv) failure of any hardware other than the Application Server, which failure is not attributable to @Road's failure to exercise due care, (v) failure of any external services, which failure is not attributable to @Road's failure to exercise due care, or (vi) a Force Majeure Event (as defined in Section 15 of this Agreement), which failure is not attributable to @Road's failure to exercise due care.

     "Application Server" means the computer server operated by @Road upon which the Application Software resides and operates.

     "Peak Hours" means the hours during each day from 7:00 a.m. until 7:00 p.m. Monday through Friday, Central Standard Time, excluding federal holidays.

     "Non-Peak Hours" means the hours during each day that are not Peak Hours.

     "Peak Hours Availability" means, for the Peak Hours, Service Uptime divided by Scheduled Uptime less Excusable Downtime. For purposes of determining whether @Road satisfies the Standards for Performance, Peak Hours Availability will be measured based on a monthly average, to be calculated once monthly within ten business days following the end of each calendar month.

     "Non-Peak Hours Availability" means, for the Non-Peak Hours, Service Uptime divided by Scheduled Uptime less Excusable Downtime. For purposes of determining whether @Road satisfies the Standards for Performance, Non-Peak Hours Availability will be measured based on a monthly average, to be calculated once monthly within ten business days following the end of each calendar month.

     "Purchase Agreement" means the purchase agreement the parties entered into on July 15, 1999, pursuant to which agreement Buyer agrees to purchase, and @Road agrees to sell to Buyer, certain equipment for use in connection with the Services.

     "Scheduled Downtime" means of the Peak Hours or Non-Peak Hours, as applicable, the aggregate number of hours in any month during which the Application Server is not actually available to process transactions initiated by End Users due to such things as preventive maintenance, system upgrades, etc. Scheduled Downtime must be mutually agreed to by the parties.

     "Scheduled Uptime" means of the Peak Hours or Non-Peak Hours, as applicable, the aggregate number of hours in any month during which the Application Server is scheduled to actually be available to process transactions initiated by End Users.

     "Service Uptime" means of the Peak Hours or Non-Peak Hours, as applicable, the aggregate number of hours in any month during which the Application Server is actually available to process transactions initiated by End Users.

Other definitions are provided in the body of this Agreement.

Section 2.  The Services

The services to be performed by @Road (the "Services") pursuant to this Agreement are described in Exhibit A, "Description of Services," which is incorporated into and forms a part of this Agreement. @Road will perform the Services in a professional, workmanlike manner in compliance with all applicable laws and regulations. The Services shall include the licensing of the Application Software to End Users. The Services shall be provided for all geographic territories where Buyer is presently or may in the future be licensed to operate by the FCC.

Section 3.  Fees

3.1 Charges for Services. For the Services described in Exhibit A, Buyer shall compensate @Road in accordance with the terms of Exhibit B, "Service Pricing," which is incorporated into and made a part of this Agreement.

3.2 Taxes. In the event that a sales, use, excise or services tax (including any universal service assessment due to the FCC) is assessed on the provision of the Services or on @Road's charges to Buyer under this Agreement, however levied or assessed (but excluding any taxes based on @Road's income), Buyer will be responsible to pay the amount of any such tax. Buyer will also be responsible for paying any excise taxes for data communication lines and circuits that Buyer is responsible for providing under this Agreement. The parties agree to cooperate reasonably with each other to determine more accurately each party's tax liability and to minimize such liability to the extent legally permissible. Each party shall provide and make available to the other any resale certificate, information regarding out-of-state sales or use of equipment, materials or services, and other exemption certificates or information reasonably requested by either party.

3.3 @Road warrants that the prices for Services provided under this Agreement and the terms and conditions of this Agreement are not, and, during the Term, shall not be less favorable, in the aggregate, than the prices and terms and conditions extended to any of @Road's other customers, similarly situated to Buyer, now or in the future, with respect to the identical configuration of services described in Exhibit A. In the event @Road provides the Services to any other customer, during the Term, at lower prices and on the same or more favorable terms and conditions, in the aggregate, as are set forth in this Agreement, @Road shall offer such aggregate terms and conditions (including, without limitation, such prices) to Buyer, effective on the first date on which the Services are provided to such other customer at the more favorable prices and terms and conditions.

Section 4.  Limited Use of Software Licenses

All rights, title and interest in the Application Software, including, without limitation, all copyrights, shall be the sole property, of @Road. @Road shall provide licenses to use the Application Software to the End Users and @Road shall be solely responsible for procuring and enforcing such agreements. No license, express or implied, is granted to Buyer with respect to the Application Software, except to the limited extent necessary for Buyer to use demonstration units provided by @Road to Buyer to resell Services delivered by @Road under this Agreement. Such limited license shall terminate immediately upon the expiration, termination or cancellation of this Agreement for any reason whatsoever, except as set forth herein. For purposes of this Agreement, the Application Software shall be deemed "Confidential Information."

Section 5.  Term

This Agreement will commence on the date first written above and, unless otherwise terminated pursuant to Section 6, will continue for twenty four (24) months (the "Initial Term") unless earlier terminated as provided below. Thereafter, the Agreement will be automatically extended for additional twelve (12) month terms (each a "Renewal Term") unless terminated by written notice from Buyer or @Road stating said intent at least 120 days prior to the date of the termination of the Initial Term or any Renewal Term. The Initial Term and the Renewal Terms may be collectively referred to as the "Term."

Section 6.  Termination

6.1 Termination by Buyer. Buyer may terminate this Agreement at any time upon ninety (90) days prior written notice to @Road. Upon termination of this Agreement under this Section 6.1, Buyer shall pay for @Road's reasonable billable project related expenses incurred in rendering said Services to Buyer up to the date of termination subject to Buyer's right to offset, if applicable. Upon Buyer's request, @Road shall substantiate any amount due with proof satisfactory to Buyer.

6.2 Termination for Cause. Upon written notice, either party may terminate this Agreement in the event of a material breach by the other in addition to any other remedies it may have. The party, seeking termination will provide the other party with sufficient, reasonable written notice of such material breach and the opportunity to cure same, as follows:

     (a) at least thirty (30) days in the event of a failure to pay by Buyer any amount due and payable under the Agreement when due, unless such deficiency is cured within the notice period or unless such amount is part of a Withheld Disputed Payment properly withheld in accordance with Section 12.2; and

     (b) at least forty-five (45) days in the event of any other material breach; provided, however, that if such breach cannot be cured within forty-five (45) days, the non-breaching party may not terminate this Agreement if the other party has made good faith efforts during such period to implement a reasonable plan that is designed to cure the breach and is continuing to diligently pursue the plan.

6.3 Termination for Insolvency. Upon written notice to the other party, this Agreement may be terminated immediately by either party in the event the other party (i) becomes insolvent, (ii) makes a general assignment for the benefit of creditors, (iii) files a voluntary petition of bankruptcy, (iv) suffers or permits the appointment of a receiver for its business or assets, (v) becomes subject to any proceeding under any bankruptcy or insolvency law (unless such proceeding is dismissed within thirty (30) days, in which case the written notice of termination shall be ineffective), or (vi) has ceased to conduct its business in the ordinary course.

6.4 Waiving Remedy. Either party may waive a remedy which inures to its benefit and may, in addition, either (i) waive the underlying non-performance or breach, or (ii) resort to its rights and remedies at law and equity; provided that such waiver is in writing and specifically addresses the remedy being waived, and, if applicable, the underlying non-performance or breach.

6.5 Providing Information. In order to enable Buyer to explain the reasons for, and corrective steps taken to remedy a failure, malfunction, or degradation of the Services to the appropriate regulatory agency, at Buyer's request, @Road shall provide, at no additional cost, all necessary information to the extent that @Road has prepared or received such information in the ordinary course of its business. @Road shall also provide any additional information and assistance as may be reasonably requested, including the provision of witnesses, and Buyer shall reimburse @Road for all costs reasonably incurred by @Road in providing such additional information and assistance.

6.6 Cumulative Remedies. The remedies set forth herein shall be cumulative and may be exercised singularly and concurrently.

6.7 Survival. The rights and obligations of the parties as set forth in Sections 6.5, 6.7, 7.4, 8, 9, 12, 13, 14, 15.5, 15.6, 15.12, and all payment obligations incurred prior to the termination of this Agreement, shall survive expiration or termination of this Agreement for any reason.

6.8 Termination of Purchase Agreement. Unless otherwise agreed upon by the parties in writing, this Agreement will terminate upon the termination of the Purchase Agreement.

Section 7.   Representations and Warranties

7.1  Representations and Warranties by Buyer. Buyer represents and warrants that
Buyer:

(a) has full power and authority, to undertake the obligations set forth in this Agreement and that it is not a party to any agreement, nor will it enter into any other agreement, that would be breached by or that would prohibit it from entering into or performing this Agreement; and

(b) shall comply in all respects with all applicable laws and regulations affecting the subject matter hereof.

7.2 Representations and Warranties by @Road. @Road represents and warrants that @Road:

(a) has full power and authority to undertake the obligations set forth in this Agreement and that it is not a party to any agreement, nor will it enter into any other agreement, that would be breached by or that would prohibit it from entering into or performing this Agreement;

(b) shall comply in all respects with all applicable laws and regulations affecting the subject matter hereof;

(c) is the lawful owner or has the full right and authority to provide or to grant the use of the Services for Buyer and its End Users; and that the Services are and shall be, at the time of delivery and throughout the Term, free and clear of any liens and encumbrances; and

(d) will maintain in full force and effect all licenses and other agreements with any third parties as necessary to provide the Services as identified in Exhibit A.

7.3 Performance Representations and Warranties. @Road further represents and warrants that:

(a) the Services, Application Software and all hardware and software necessary to provide the Services shall perform in accordance with and meet the requirements and Standards of Performance herein and in Exhibit A;

(b) any Services repaired or substituted under this Agreement shall be warranted for the Term of the Agreement; and

(c) @Road shall perform the Services in a professional, workmanlike manner and in accordance with the requirements set forth herein, including Exhibit A, and that the Services will perform in accordance with the applicable documentation for the Application Software.

7.4 Warranty Disclaimer. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, @ROAD, DISCLAIMS ALL WARRANTIES AND REPRESENTATIONS, WHETHER EXPRESSED OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ALL WARRANTIES FOR:

(a)  MERCHANTABILITY OR APPLICABILITY FOR A PARTICULAR PURPOSE;

(b) ANY SOFTWARE SECURITY FEATURES RELATING TO SECURITY OF THE END USER'S LINKS TO THE SYSTEM AND INCLUDED IN THE APPLICATION SOFTWARE WHICH SECURITY FEATURES ARE PROVIDED "AS IS" WITHOUT ANY WARRANTY WHATSOEVER. @ROAD EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS, IMPLIED OR STATUTORY (TO THE EXTENT PERMITTED BY LAW), AS TO ANY SUCH SECURITY FEATURES, INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE;

(c) LAPSES OF SERVICE ARISING FROM CAUSES BEYOND THE DIRECT CONTROL OF @ROAD, INCLUDING, WITHOUT LIMITATION, DEFECTS IN PRODUCTS OR SERVICES PROVIDED TO @ROAD OR BUYER BY ANY THIRD PARTY VENDORS NOT UNDER CONTRACT WITH @ROAD;

(e) LAPSES IN SERVICE CAUSED BY EQUIPMENT ON BUYER'S PREMISES WHICH IS NOT PROVIDED OR MAINTAINED BY @ROAD OR ITS AGENTS; OR

(f) LAPSES ASSOCIATED WITH ANY ACT OR OMISSION ON THE PART OF BUYER'S EMPLOYEES OR AGENTS.

Section 8.  Indemnification

8.1  Indemnification by @Road.

8.1.1 Scope of Indemnification. Subject to the provisions of Article 9 hereto, @Road agrees to indemnify Buyer from any direct damages, liability or other expenses (including, but not limited to, reasonable attorneys' fees and court costs) incurred by Buyer and which arise out of or result from any claim, suit or proceeding brought by a third party and based on (i) intentional wrongful acts or willful misconduct of employees, contractors or agents of @Road; or (ii) claims for injury to person or property caused by the negligence of employees, contractors or agents of @Road.

8.1.2 Intellectual Property Indemnification. @Road shall defend, indemnify and hold harmless Buyer from and against any claims, suits, loss, damage, cost (including replacement cost), expense (including but not limited to reasonable attorney's fees and costs) or liability that may result by reason of any claim of infringement of any patent, copyright, trade secret, trade dress or trademark rights or other proprietary right based on the performance and receipt of Services provided to End Users and/or Buyer under this Agreement; provided however, that such indemnification shall not apply to any claims which arise out of or result from any infringement claim made by any person based upon any combination of the Application Software with products of Buyer or another third party, which combination is the basis for such claim and the Services would not be infringing if used alone. Buyer shall promptly notify @Road of any claim of infringement for which @Road is responsible hereunder and shall cooperate with @Road to facilitate the defense of any such claim. If the use of the Services shall be prevented or appears likely to be prevented by an injunction, court order or settlement as a result of any such claim, @Road shall at its expense use best efforts to either: (i) by license or release from claim of infringement or misappropriation, procure for Buyer the right to continue using the Services or, (ii) modify the Services so that they are functionally equivalent to the original Services but are no longer subject to the claim of infringement or misappropriation. In the event @Road cannot perform under either of the above options, @Road shall refund to Buyer the full amount of any pre-payments for discontinued Services paid for by Buyer but not provided by @Road prior to the discontinuation of the Services.

8.1.3 Conditions for @Road's Indemnity, Obligations. @Road's obligations under this section are subject to the following conditions and obligations of Buyer:
(1) Buyer agrees to notify @Road by certified mail, return receipt requested, promptly upon receipt of written notice of any claim, suit, action or proceeding identifying the Service, and for which Buyer may be entitled to indemnification under this Agreement; (2) Buyer permits @Road to have the sole right to control the defense and settlement of any such claim provided, that, @Road should keep Buyer reasonably apprised of the continuing status of the claim, including any lawsuit resulting therefrom, and shall permit Buyer, upon Buyers written request, to participate, at Buyers expense, in the defense or settlement of such claim, (3) Buyer provides reasonable assistance to @Road at @Road's expense, in the defense of same, and (4) Buyer does not enter into any settlement agreement or otherwise settle any such claim without @Road's express prior consent or request.

8.2    Indemnification by Buyer.

8.2.1 Scope of Indemnification. Subject to the provisions of Article 9 hereto, Buyer agrees to indemnify @Road from any direct damages, liability or other expenses (including, but not limited to, reasonable attorneys' fees and court costs) incurred by @Road and which arise out of or result from any claim, suit or proceeding brought by a third party and based on (i) intentional wrongful acts or willful misconduct of employees, contractors or agents of Buyer; (ii) claims for injury to person or property caused by the negligence of employees, contractors or agents of Buyer; (iii) representation of the Services by Buyer in a manner materially inconsistent with @Road's application descriptions and capabilities; (iv) other use or distribution of the Services by Buyer inconsistent with the terms of this Agreement; or (v) any taxes for which Buyer is responsible for paying under Section 3.2.

8.2.2 Conditions for Buyer's Indemnification Obligations. Buyer's obligations under this section are subject to the following conditions and obligations of @Road: (1) @Road agrees to notify Buyer by certified mail, return receipt requested, promptly upon knowledge of any claim, suit, action or proceeding for which it may be entitled to indemnification under this Agreement; (2) @Road permits Buyer to have the sole right to control the defense and settlement of any such claim provided, that, Buyer should keep @Road reasonably apprised of the continuing status of the claim, including any lawsuit resulting therefrom, and shall permit @Road, upon @Road's written request, to participate, at @Road's expense, in the defense or settlement of such claim; (3) @Road provides reasonable assistance to Buyer at Buyer's expense, in the defense of same; and
(4) @Road does not enter into any settlement agreement or otherwise settle any such claim without Buyer's express prior consent or request.

8.3 Exclusive Remedy. The indemnification rights and remedies of each party pursuant to Sections 8.1 and 8.2, collectively shall be the exclusive remedies of such party against the other party with respect to the claims to which such indemnification or remedies relate.

Section 9.  Limitation of Liability and Damages

9.1 General. In no event will either party be liable for any indirect, incidental, special or consequential damages of any kind or nature whatsoever, suffered by the other party, any End User, customer, vendor or any distributor, including, without limitation, lost profits, business interruptions, or other economic loss arising out of the performance or non-performance hereunder or any use of or failure to be able to use the Services.

9.2    Limitation of @Road's Liabilities.

       (a) @Road assumes no liability for trademark infringements involving any marking or branding of the Services by Buyer and not approved by @Road.

       (b) With respect to any damages suffered by Buyer, any End User, customer, vendor or any distributor arising out of, or based upon, the failure of the Application Software, @Road's aggregate liability to Buyer under this Agreement shall be limited to the aggregate of the charges paid by Buyer under this Agreement.

       (c) The provisions of Section 9.2 shall not apply to or in any way limit @Road's indemnification obligations contained in Section 8.1.1 (i) or
       8.1.2 above.

9.3 Limitation of Buyer's Liabilities. With respect to any damages suffered by @Road, any End User, customer, vendor or any distributor arising out of, or based upon this Agreement, Buyer's aggregate liability to @Road under this Agreement shall be limited to the aggregate of the charges paid by Buyer under this Agreement.

Section 10.  Standards of Performance

10.1 Definition of Standards. The Standards of Performance and specifications for the Service shall be defined as (i) Peak Hours Availability of 99.5% and
(ii) Non-Peak Hours Availability of 99.0%. Within ten (10) business days following the end of each calendar month, @Road will report to Buyer measured Peak Hours Service Availability and Non-Peak Hours Service Availability for the preceding month. If the Standards of Performance are not met during such month, @Road will identify the reasons for such failure to meet the Standards of Performance, if known, and @Road and Buyer will use best efforts to mutually agree upon an action plan to meet the Standards of Performance.

10.2 Substitute Service. The Standards of Performance are applicable to replacement and substitute Services.

10.3 Written Notice. The Standards of Performance shall not be subject to change or modification by either party without the prior written approval of the other party.

10.4 System Maintenance. With the exception of emergencies, and subject to the provisions of Exhibit A, all maintenance shall be scheduled upon agreement of Buyer, shall be performed during Non-Peak Hours, and shall not be scheduled without ten (10) days prior written notice to Buyer.

Section 11.  Audit

11.1 By Buyer. Buyer shall have the right, with reasonable written notice to @Road and at its expense, and subject to @Road's reasonable security rules, to examine and audit, through a third party auditor reasonably acceptable to @Road, any and all invoices and other records, regardless of form, created by @Road in connection with any item billed by @Road to Buyer hereunder. @Road shall maintain the foregoing records in accordance with generally accepted accounting principles and retain the same for such period as may be required by law and, in any event, not less than three (3) years from the issuance by @Road to Buyer of the applicable bill. Any such audit shall be performed at Buyer's expense during normal business hours; provided, that the cost of such audit (in addition to the full amount of any underpayment) shall be promptly paid by @Road if such audit reveals an overpayment by Buyer of more than five percent (5%) of the amounts payable by Buyer to @Road in any six (6) month period.

11.2 By @Road. @Road shall have the right, with reasonable written notice to Buyer and at its expense, and subject to Buyer's reasonable security rules, to examine and audit, through a third party auditor reasonably acceptable to Buyer, any and all invoices and other records, regardless of form, created by Buyer in connection with the Services. Buyer shall maintain the foregoing records in accordance with generally accepted accounting principles and retain the same for such period as may be required by law and, in any event, not less than three (3) years from the issuance by Buyer to @Road of the applicable bill. Any such audit shall be performed at @Road's expense during normal business hours; provided, that the cost of such audit (in addition to the full amount of any underpayment) shall be promptly paid by Buyer if such audit reveals an underpayment by Buyer of more than five percent (5%) of the amounts payable by Buyer to @Road in any six (6) month period.

11.3 Confidentiality. All information obtained by either party during such audits shall be treated as Confidential Information in accordance with this Agreement.

Section 12.  Disputes

12.1 Injunctive Relief. If either party, individually or in concert with any other person, breaches, or threatens to commit a breach of the confidentiality provisions of this Agreement, the other party shall have the right to receive immediate injunctive relief against such actual or threatened breach, and the party against whom such relief is sought shall not urge as a defense that there is an adequate remedy at law. This provision shall not affect any party's right to seek or defend against injunctive relief on any other issue.

12.2 Payment Disputes. In the event of a good faith dispute regarding the amount of fees or other charges due to @Road hereunder, Buyer may, at its option, withhold payment of such disputed amount (the "Withheld Disputed Payment") provided that within thirty (30) days after the earliest due date for any fees or charges included in each Withheld Disputed Payment, Buyer has delivered in writing to @Road (i) notice of its intention to withhold payment; and (ii) a clear and complete description of all issues in dispute relating to the Withheld Disputed Payments.

Section 13  Publicity.

Neither @Road nor Buyer shall use the name or any of the trademarks of the other party, or disclose in any of its advertising or other materials that the other party is providing or receiving service hereunder without prior written consent from the other. Specifically, each party shall submit to the other party all advertising, sales promotion, press releases and other publicity matters relating to the Service performed under this Agreement wherein the name or any mark of the other party is mentioned, or language used from which the connection of the other party's name or mark therewith may be inferred or implied. Each party further agrees not to publish or use any such advertising, sales promotion, press releases, or publicity, materials without the other party's prior written approval. Each party shall respond in writing to a request for approval within five (5) business days of receipt of the request. Approval shall be deemed granted if no response is provided within such five (5) business day period. Notwithstanding anything to the contrary set forth in this Section 14, no prior submission to or approval by Buyer shall be required in connection with the disclosure by @Road of the services provided in the Agreement in any registration statement or report filed by @Road with the Securities and Exchange Commission.

Section 14  Confidential Information

14.1 Any information, including but not limited to, specifications, drawings, computer programs, technical or business information or other data in whatever form (hereinafter "Information"), furnished by either party to the other, whether in writing, orally or visually, under or in contemplation of this Agreement or to which such party has access through its performance hereunder shall be considered confidential and shall be subject to the following:

      (a) The receiving party shall restrict disclosure of the information to the receiving party's employees with a "need to know" (i.e., employees that require the information to perform their responsibilities in connection with this Agreement) and shall not disclose it to any other person or entity without the prior written consent of the disclosing party;

      (b) The receiving party shall use the information only for purposes of performing under this Agreement;

      (c) The receiving party shall advise those employees who access the information of their obligations with respect thereto;

      (d) The receiving party shall copy the Information only as necessary for those employees who are entitled to receive it and shall ensure that all confidentiality notices are reproduced in full on such copies; and

      (e) The receiving party shall return all copies of such information to the disclosing party at the disclosing party's request.

14.2 The receiving party recognizes and agrees that the unauthorized use or disclosure of the information would cause irreparable harm to the disclosing party for which it would have no adequate remedy at law, and that an actual or contemplated breach of this Section shall entitle the disclosing party to obtain immediate injunctive relief prohibiting such breach, in addition to any other rights available to it. The obligations herein contained shall expressly survive the termination or expiration of this Agreement.

14.3 The information shall not be considered confidential and shall not be subject to the foregoing if the receiving party can demonstrate that the information:

      (a) Is or becomes available to the public through no breach of this Agreement;

      (b) Was previously known by the receiving party without any obligation to hold it in confidence;

       (c) Is received from a third party fee to disclose such information without restriction;

       (d) Is independently developed by the receiving party without the use of the disclosing party's information;

       (e) Is approved for release by written authorization of the disclosing party, but only to the extent of such authorization;

       (f) Is required by law or regulation to be disclosed, but only to the extent and for purposes of such required disclosure; or

       (g) Is disclosed in response to a valid order of a court or lawful request of a governmental agency, but only to the extent of and for the purposes of such order or request, provided that the receiving party first notifies the disclosing party of the order or request ten (10) days prior to disclosure and permits the disclosing party to seek an appropriate protective order.

14.4   Limitation. @Road will not be in breach of its obligations under this
Section 14 if disclosure occurs as a result of corruption, loss or mis-transmission of data or for the security of data during transmission via public telecommunications facilities, provided that @Road has complied with its obligations under Section 14.1. This Agreement shall not preclude Buyer from, and Buyer shall not be in breach of its obligations under this Section 14 by, disclosing the performance specifications or capabilities of the Services in marketing the Services to End Users and the general public.

14.5 Other. Buyer agrees that, subject to payment to Buyer of a reasonable fee to be mutually agreed upon by the parties, @Road will have the right to use, sell, and otherwise distribute the aggregated End User data and information; provided, however, that @Road shall not under any circumstances disclose the names or identities of the End User. Upon written request from Buyer, @Road shall provide Buyer with the End User data and information in the form in which it is maintained by @Road.

Section 15.  Miscellaneous

15.1 Force Majeure. Neither Buyer nor @Road shall be liable to the other for any delay or failure in performance hereunder (other than a failure to pay monies) due to fires, strikes, other labor disputes, embargoes, requirements imposed by governmental regulations, civil or military authorities, acts of God, the public enemy or other causes which are beyond the reasonable control of the party unable to perform (hereinafter "force majeure"), provided that causes or impacts related to the arrival of the next millennium shall not be considered a force majeure. If a force majeure occurs, the party delayed or unable to perform shall give immediate notice to the other party and the other party may terminate the Agreement if the force majeure remains in effect for more than 60 days.

15.2 Relationship of the Parties. Nothing in this Agreement shall be deemed to constitute a partnership or joint venture between the parties, nor shall either party be deemed the agent of the other. This Agreement shall not be construed to create rights, expressed or implied, on behalf of, or for the use of, any parties, aside from Buyer and @Road; and, Buyer and @Road shall not be obligated, separately or jointly, to any third parties or any third party beneficiaries by virtue of this Agreement. Buyer acknowledges that @Road may perform services similar to the Services for others and this Agreement shall not prevent @Road from providing such services. @Road may perform its obligations through its affiliates or through the use of agents, subcontractors or independent contractors; provided, however, that @Road shall not be relieved of its obligations under this Agreement by use of such affiliates or subcontractors.

15.3 Year 2000 Compliance. @Road warrants that all Services, shall be Year 2000 Compliant, as defined below. This warranty begins upon the performance of the Service and shall continue during the term of this Agreement. Upon receiving notice thereof, as Buyer's sole remedy under this Section 15.3, @Road shall promptly correct any breach of this warranty, including correction of any invalid data or information resulting therefrom. "Year 2000 Compliant" means proper performance of any Service which is dependent upon or involves calendar dates before, during and after the Year 2000, including both single century and multi-century formulas, leap year capabilities and transition from the year 2000 to the year 2001. "Proper performance" means the Services will not cause an abnormally ending scenario or generate incorrect values involving dates, provided that all other hardware, software, firmware and other products used with such Services properly exchange accurate date data with the Services.

15.4 Notices. Any notice which under the terms of this Agreement must or may be given or made by any party hereunder shall be in writing and shall be delivered personally or sent by express delivery service or by certified mail, mail, return receipt requested, addressed to the respective parties as follows:

     To Buyer:



     with a copy to:

     To @Road:

          Amin Mufti
          VP Business Development
          @Road, Inc.
          45635 Northport Loop East
          Fremont, CA 94538

     With a copy to:

          Venture Law Group
          Attn: Tae Hea Nahm
          2775 Sand Hill Road
          Menlo Park, CA 94025

or to such other addresses either party shall designate by proper notice. Notices will be deemed to have been received as of the earlier of the date actual receipt or, in case of notices sent via U.S. mail, three (3) days after mailing. A signed receipt shall be obtained where a notice is delivered in person.

15.5 Non-Waiver. No term or provision hereof shall be deemed waived or any breach excused, unless such waiver or consent shall be in writing and signed by the party claimed by the other to have waived or consented. Any consent by any party, to, or waiver of, a breach by the other, whether express or implied, shall not constitute a consent to, waiver of, or excuse for any other different or subsequent breach.

15.6 Partial Invalidity. If any term or provision of this Agreement shall be found to be illegal or unenforceable, then notwithstanding such illegality, or unenforceability, this Agreement shall remain in full force and effect and such term or provision shall be deemed to be restated to reflect the original intentions of the parties as nearly as possible in accordance with applicable law.

15.7 Headings. The headings used in this Agreement are for reference purposes only and shall not be deemed a part of this Agreement. This Agreement was drafted with the joint participation of both parties and shall be construed neither against nor in favor of either, but rather in accordance with the fair meaning thereof. In the event of any apparent conflicts of inconsistencies between this Agreement or any Schedule or Exhibit, to the extent possible such provisions shall be interpreted to make them consistent, and if such is not possible, the provisions of this Agreement shall prevail.

15.8 Entire Agreement. This Agreement, and the Exhibits and Schedules hereto, all of which are incorporated by this reference, constitute the entire agreement and understanding between the parties with respect to its and their subject matter and may not be contradicted by evidence of any prior or contemporaneous oral or written agreement.

15.9 Amendment. This Agreement may be amended or supplemented only by a writing that refers specifically to this Agreement and is signed by duly authorized representatives of both parties. Any terms and conditions varying from this Agreement and the Schedules and Exhibits on any order or written notification from either party are void.

15.10 No Third Party Beneficiaries. The parties do not intend, nor will any clause be interpreted, to create for any third party any obligations to or from either @Road or Buyer hereunder.

15.11 Affiliates and Assigns. As used in this Agreement, the term "Affiliates" shall include Ameritech Corporation and any business entity which is, directly or indirectly, at least fifty percent (50%) owned by Ameritech Corporation. "Affiliate" also means any successor to Ameritech Corporation, whether by change of name, dissolution, merger, consolidation, reorganization or otherwise. Neither party shall assign any right or obligation under this Agreement without the other party's prior written consent which shall not be unreasonably withheld provided, however, that either party shall have the right to assign its rights, obligations and privileges hereunder to a merger partner, successor in business, or acquirer of all or substantially all of such party's stock, or equivalent equity securities business or assets without obtaining the other party's consent to such assignment. Any other attempted assignment shall be void, except that either party may assign moneys due or to become due to it, provided that (a) the assigning party gives the other party at least thirty
(30) days prior written notice of such assignment and (b) such assignment does not impose upon the other party obligations to the assignee other than the payment of such moneys. Notwithstanding the foregoing, Buyer may assign this Agreement, in whole or in part, to any of its Affiliates who agree in writing to be bound by the terms and conditions of this Agreement. Upon such assignment and assumption of liability thereto by the assignee the assignor shall be discharged of any liability under this Agreement. Without limiting the generality of the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties' respective successors and assigns.

15.12 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Illinois, as such laws are applied to contracts which are entered into and performed entirely within the State of Illinois.

15.13 Scope of Services. The Services provided under this Agreement are for the benefit of Buyer and End Users located within the United States.

15.14 Nonperformance. To the extent any nonperformance by either party of its obligations under this Agreement results from or is caused by the other party's failure to perform its obligations under this Agreement, such nonperformance shall be excused.

15.15 Limitation Period Upon Termination or Expiration. Neither party may bring an action, regardless of form, arising out of this Agreement more than two years after the cause of action has arisen or the date such cause of action was or should have been discovered.

15.16 Insurance. @Road shall maintain during the term of this Agreement: (a) Worker's Compensation insurance as prescribed by the law of the state in which @Road's obligations under this Agreement are performed, (b) Employer's
Liability insurance with limits of at least $2,000,000 for each occurrence, (c) Comprehensive General Liability insurance (including contractual liability) with combined single limits for each occurrence of at least $2,000,000, and (d) if the use of motor vehicles is required, Comprehensive Automobile Liability insurance with combined single limits for each occurrence of at least $2,000,000 for bodily injury and property damage. Neither @Road nor @Road's insurer(s) shall have a claim, right of action or right of subrogation against Buyer or its affiliates based on any loss or liability insured against under the foregoing insurance. @Road's policy shall be endorsed to name Ameritech Corporation and its affiliates as additional insureds and shall contain a clause stating that: "_______________________________ is to be notified in writing at least sixty (60) days prior to cancellation of or any material change in this policy." @Road shall furnish a copy of the endorsement and certificates evidencing the foregoing insurance coverage prior to commencement of Services hereunder. @Road's purchase of insurance shall not in any way limit @Road's liability under this Agreement.

15.17 Counterparts. This Agreement may be executed in counterparts. Each such counterpart shall be an original and together shall constitute but one and the same document.

15.18 Mutual Cooperation. @Road and Buyer each will use commercially reasonable efforts to achieve the objectives of this Agreement.

15.19 Nonexclusivity. This Agreement does not grant to @Road any exclusive right or privilege to provide Services to Buyer of the type contemplated herein, and Buyer reserves the right to contract with other parties for the procurement of comparable services.

15.20 Billing Records. @Road shall maintain in accordance with generally accepted accounting principles complete and accurate records related to amounts billed to and payments made by Buyer hereunder including, but not limited to, records reflecting all labor hours, travel, and out-of-pocket expenses incurred in connection with @Road's performance hereunder. @Road shall provide Buyer supporting documentation concerning any disputed invoice or payment within thirty (30) days after Buyer notifies @Road of a dispute. Payments made under this Agreement shall be subject to final adjustment as determined by such review. @Road shall retain such records for a period of three (3) years from the expiration of this Agreement or such length of time as may be required by any federal, state or local law, ordinance or regulation, whichever is longer.

@ROAD, INC.


Signature: /s/ AMIN MUFTI               Signature: /s/
           -----------------------                --------------------------

Printed Name: AMIN MUFTI                Printed Name:
             ---------------------                   -----------------------

Title: VP Business Development          Title:
      ----------------------------            ------------------------------

Date: 8/9/1999                          Date:     8/31/99
     -----------------------------            ------------------------------

                                   EXHIBIT A

                            DESCRIPTION OF SERVICES
                            -----------------------

 .    Services Overview. @Road will provide data center service bureau
     -----------------
operations, sales and marketing assistance, technical support and product training as part of the Ameritech's offering of its Ameritech Vehicle Location Service (VLS) to the End Users. This Description of Services ("DOS") will cover in detail each aspect of the Services to be provided by @Road pursuant to the Wireless Network Services Agreement. This DOS also describes each party's responsibilities in relation to each other and to third parties whose software, hardware and maintenance will be an integral part of this DOS. @Road shall notify Ameritech in writing of the identity of any such third parties.

     @Road will operate for Ameritech a specific software application ("@Road") for providing a Vehicle Location Service ("VLS"). This software application shall be the "Application Software." The VLS will consist of a computer server that collects information from a combination radio modern/GPS receiver designed specifically for use with the VLS. The VLS will allow End Users remote access to the Application Software through an HTML browser running on a desktop computer for viewing the vehicle locations and generating vehicle location reports.

     @Road will provide components including data center facilities, internet connectivity to the VLS Computer Server, Computer Server Hardware and Application Software. The specific deliverables and responsibilities of the parties are discussed in detail in the remainder of this DOS.

 .    Data Center Facilities. @Road will provide Data Center Facilities ("DCF")
     ----------------------
either directly or through a third party in which the VLS Computer Server and Application Software will reside. The DCF will include, at a minimum, the following;

          .  Diesel generator backup power
          .  Rack-amount equipment
          .  UPS power on each rack
          . Secure, key card access to the building and separate key card access to the facility
          .  A/C facilities separate and redundant from building system

 .    Internet Connection. The DCF and the Ameritech CDPD network will be
     -------------------
connected via the internet.

     .  Hardware. @Road will supply a minimum of two Internet-connected routers
        --------
within the DCF. They will be configured such that a failure of one of the routers will still allow the other router to manage Internet data traffic.

     .    Facilities. @Road will provide rack space and UPS power for the @Road
          ----------
routers in the DCF along with space for any other ancillary equipment required to provide Internet connectivity.

     .    Physical Installation. @Road or a third party contracted by @Road will
          ---------------------
perform all physical installation of equipment in the DCF.

     .    Network Provisioning. @Road will retain responsibility for the ongoing
          --------------------
maintenance and service charges for the Internet connectivity to the DCF. Ameritech will retain responsibility for the ongoing maintenance and service charges for the Internet connectivity to the Ameritech CDPD network.

     .    Monitoring and Administration. @Road will provide 24 hour by 7 day
          -----------------------------
monitoring of the routers in the DCF. Anytime that @Road becomes aware that the routers are not functioning properly and is or might become customer affecting, @Road will notify the designated Ameritech representative(s) within 15 minutes of becoming aware of the problem, and the Problem Resolution and Escalation Procedures set forth in Section 5.1 shall apply. Ameritech will provide @Road contact information for reporting any detected problems.

     .    Vehicle Location Service. The Vehicle Location Service ("VLS") is the
          ------------------------
provisioning, support and ongoing maintenance of a server running the Application Software. @Road provides geographic position data collection from vehicles equipped with the @Road, Inc. Model RC-10 CDPD/GPS radio unit. @Road also provides an Internet accessible map display screen viewable with Netscape and Microsoft Interneact browsers loaded with a browser plug-in supplied by Autodesk, Inc.

     .    Facilities. All VLS computer server hardware and associated components
          ----------
 will reside at the DCF.

     .    Hardware. @Road will provide a computer server ("@Road Server") to run
          --------
the VLS Ameritech will purchase the RC-10 vehicle units from @Road and re-sell them to End Users.

     .    Hardware Installation and Maintenance. @Road will perform any required
          -------------------------------------
installation and maintenance of the @Road Server. Ameritech is responsible for any required installation of the RC-10 units purchased from Ameritech by End Users. IP addresses for the @Road Server are assigned by @Road. Ameritech will assign the IP addresses for the RC-10 units.

     .    Software. @Road will supply all of the necessary, software for the
          --------
@Road Server.

     .    Software Installation. @Road will be responsible for all @Road Server
          ---------------------
software installation.

     .    Monitoring and Support. @Road will monitor the @Road Server on a 7
          ----------------------
day by 24 hour basis. Anytime that @Road becomes aware that the @Road Server is not functioning properly and is or will become customer affecting, @Road will notify, the designated Ameritech representative(s) within 15 minutes of becoming aware of the problem, and the Problem Resolution and Escalation Procedures set forth in Section 5.1 shall apply. Ameritech will provide @Road contact information for reporting problems.

     .    Customer Provisioning. Ameritech will be responsible for managing
          ---------------------
the overall provisioning process of any new Ameritech End User. @Road will be responsible for updating the @Road Server to allow access by any Ameritech End User.

     The activation and installation process for VLS is described in Exhibit D, VLS Activation & install Process. The configuration form that will be used to collect customer information for provisioning new accounts on the @Road Server is attached as Exhibit E. Any changes to this form will be mutually agreed to between @Road and Ameritech. When provisioning a new End User, Ameritech will fax or email the completed Configuration Form to @Road.

     .    Customer Deactivation. Ameritech will be responsible for managing
          ---------------------
the overall deactivation process. The VLS customer Deactivation Form is attached as Exhibit F. Any changes to this form will be mutually agreed to between @Road and Ameritech. When a customer requests a deactivation from the VLS Service, Ameritech will complete the deactivation form and fax or email the completed form to @Road. @Road will be responsible for removing access by the End User to the Vehicle Location Service server.

     .    End User Support. @Road will provide Level 1 Technical Support
          ----------------
("L1TS") to End Users. The L1TS function accepts calls from End Users or the Ameritech Wireless Data Call Center ("AWDCC") with questions or problems on the VLS and RC-10 units. @Road will perform problem isolation, and will escalate to the appropriate third party (including Ameritech) if it is determined that the problem cannot be resolved by @Road. If @Road determines that a reported problem is isolated to the Ameritech CDPD Network, @Road will contact the AWDCC to report the problem. The AWDCC will be responsible for contacting the appropriate Ameritech Technical Support Personnel to ensure that the problem is resolved. The AWDCC will be responsible for contacting @Road to provide notification once the problem has been resolved.

     @Road will accept support calls from 7am until 7pm, Monday through Friday, Central Standard Time. During off hours and weekends, @Road will provide support through an answering service designated by @Road. The answering service will accept the End User's call, and will record the End User's name, company name and phone number at a minimum. The answering service will then send a page to the @Road designated on-call technician. The answering service will either provide the on-call technician with the customer name and phone number via alpha-numeric page or the on-call technician will call into the answering service to retrieve it. The on-call technician will then provide a return phone call to the End User within two hours that the End User placed the call to the answering service.

     .    Problem Resolution and Escalation Procedures. @Road will perform the
          --------------------------------------------
following procedures to resolve support problems. The category of the problem reported, as determined by the End User, will determine the escalation procedure used for resolution.

          - Category l - End User reports an unusual abort or shutdown but is able to restart; End User requests a feature or change to existing operation - service for the End User remains in operation.

          - Category 2 - End User reports one or more RC-10 units are not functioning or that access to or a feature of the @Road Server is not functioning properly - service for the End User is down or is significantly impaired.

          - Category 3 - End User reports that one or more RC-10 units are not functioning or that access to or a feature of the @Road Server is not functioning properly and L1TS determines that either all or part of the @Road Server is down - service for an entire customer account or all customer accounts is down or is significantly impaired.

Category 1. Category 1 calls will be analyzed by the @Road Technical Support
----------
Representative ("TSR") to determine if the problem is part of the capabilities of the Application Software. The problem will be resolved following the process described in this Description of Services. If the problem was a temporary service stoppage, error message or feature request, the problem or feature request will be documented and forwarded to the @Road Manager of Technical Support. If necessary, Category 1 problem resolution work is superseded by the existence of Category 2 or Category 3 problems until the Category 2 or 3 problem is resolved and the End User(s) is (are) up and running.

Category 2. For all Category 2 calls, L1TS personnel will work immediately and
----------
diligently to attempt to resolve the problem within 2 hours. L1TS personnel will continue to work during normal business hours on the problem until resolved. Category 2 problems will be transferred to the next work shift for ongoing work if the outage is not resolved at the close of shift. @Road will provide reasonable and best efforts to ensure that all Category 2 issues are completely resolved within 1 business day. Category 2 problem resolution work is superseded by the reporting of Category 3 problems if the determination is made that the Category 2 problem is not related to the Category 3 problem.

Category 3. Category 3 problems are treated with top priority. If L1TS detects a
----------
Category 3 problem, they are instructed to immediately notify all other on-shift L1TS personnel including the L1TS manager on duty. If the problem has not been resolved within 30 minutes, the Manager of Technical Support ("MTS") for @Road will be contacted regardless of the time of day. If not available, progressively higher levels of management will be contacted. All work by any technical support person will be suspended and all available resources will be committed to the problem working around the clock until resolved. @Road will provide reasonable and best efforts to ensure that all Category 3 issues are completely resolved within 1 day.

     .    Scheduled Maintenance and Upgrade Procedures. Network, software and
          --------------------------------------------
hardware components of the VLS may require scheduled maintenance to, among other reasons, improve performance, add features or maintain a current and supportable infrastructure. @Road and Ameritech will use the following procedure for scheduling maintenance downtime and for putting new software releases into service.

     Step 1 -- @Road will determine that some combination of hardware, software or network components must be scheduled for maintenance or replacement. If @Road determines the maintenance can be performed without material or visible affect on End Users and thus End Users will incur no downtime from the upgrade, @Road will proceed with the upgrade at its discretion. If @Road determines that the maintenance will have a material or visible affect on End Users including, but not limited to, new features or changes to End User operation or incur End User downtime, the maintenance procedure will move to Step 2.

     Step 2 -- @Road will send a written notice to Ameritech outlining the reason for the upcoming scheduled maintenance ("Maintenance Notice"). If the maintenance work will include new features visible to End Users or changes to End User operation, @Road will outline the features of the upgrade including, if known, any potential problems which may be encountered during or after the upgrade in the Maintenance Notice. Within the Maintenance Notice, @Road will provide information for Ameritech to access a test server running the upgraded software. From the time of the Maintenance Notice, Ameritech has 30 calendar days to perform any testing of the upgrade. @Road L1TS will be available to Ameritech by telephone or email to review test results and discuss test progress. At the earliest possible time, but no longer than 30 days from the date of the Maintenance Notice, Ameritech will inform @Road in waiting of the acceptance or rejection of the upgrade. If the upgrade is rejected, Ameritech will document those problems or features which led to the rejection. If the upgrade is accepted, the process will move to Step 3. If no response is received, @Road will consider the upgrade accepted.

     Step 3 -- @Road will inform Ameritech in writing of the scheduled maintenance downtime ("Downtime Notice"). In the Downtime Notice, @Road will specify the time and date of the maintenance where the date is no less than 10 calendar days from the date of issue of the Downtime Notice. In the Downtime Notice, @Road will specify the period of time the service will be down. This specified period will be considered Excused Downtime.

     Ameritech may request a change to the date, time or period by responding in writing within 5 calendar days from the date of the Downtime Notice. If Ameritech requests a rescheduling of the maintenance, @Road and Ameritech will determine a mutually acceptable time, date and period. @Road will then issue a Revised Downtime Notice and proceed with the maintenance at the specified time.

 .    VLS Sales Training. @Road will provide one (1) day of VLS sales training
     ------------------
at no additional cost to Ameritech sales and technical support personnel for each Ameritech market which offers the Services hereunder. Thereafter, @Road will provide additional reasonable training to Ameritech, provided that Ameritech reimburses @Road for all reasonable travel, lodging, and meal expenses @Road incurs in connection with providing such training.

 .    Facilities and Personnel. @Road will provide a full time, dedicated Sales
     ------------------------
Support Representative ("SSR") to Ameritech for the purpose of training the Ameritech sales force on an as-needed basis and assisting with customer sales activity, at no additional cost to Ameritech. The @Road SSR will provide the sales training at locations provided by Ameritech.

 .    Covered Markets. @Road will provide training in the metropolitan areas of
     ---------------
all of Ameritech's CDPD coverage areas.

 .    Scheduling. Ameritech and @Road will work together to schedule training
     ----------
times that are mutually acceptable.

                                   EXHIBIT B

                             @ROAD SERVICE PRICING
                             ---------------------

Plan                     Update Rate              Pricing (per month)

Basic AVL
Basic AVL                 [*]                     [*]
AWL & 2-Way Messaging     [*]                     [*]
AWL & 2-Way Messaging     [*]                     [*]

* CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

                                   Exhibit D
                      VLS Activation and Install Process



     1.  Ameritech Rep sells VLS application
     2.  Ameritech Rep obtains credit approval on customer
     3.  Customer signs Ameritech CDPD Activation Form
     4.  Customer gives VLS Configuration Form to customer
     5.  Customer completes VLS Configuration Form and faxes it to Ameritech Rep
     6.  Ameritech Rep obtains IP address(es) for customer
     7. Ameritech Rep determines if customer or Ameritech will install RC-l0 units
     8. If Ameritech is doing the install, Ameritech Rep determines installation facility and schedules installation date
     9. Ameritech Rep reviews Configuration Form for completeness, adds IP address(es) and installation facility (if needed) to the form and faxes the form to @Road and installation facility
     10. @Road configures the VLS server with customer information and programs the RC-10 GPS units with CDPD IP address(es)
     11. @Road verifies each unit is operational and all customer specified information is entered into the VLS server correctly
     12. @Road ships RC-10 units to customer or installation facility as indicated on the configuration form
     13. Installation facility or customer installs equipment
     14. Installer calls @Road to verify units are reporting in and operational
     15. Customer signs completed installation form

                                [LOGO OF @ROAD]
                     Exhibit E-Account Configuration Form

Contact             Company Name                         Account ID
Information                                              (Existing Customers)
                                 ______________________                              _____________________________
                    Contact Name                         Telephone
                                 ______________________                              _____________________________
                    Email                                Fax
                                 ______________________                              _____________________________

Account             Username *                        Password *
Information
*10 characters
Alphanumeric
Case sensitive
                               ______________________                                 _____________________________
                                                      Admin Password *
                                                                                      _____________________________

                    ---------------------------------------------------------------------------
Vehicle             Vehicle Name             Type of Vehicle          Other I.D. (License Plate)
Information
                    ---------------------------------------------------------------------------
Name Displayed
on the website      ---------------------------------------------------------------------------
** 8 characters
Alphanumeric        ---------------------------------------------------------------------------
Case sensitive
                    ---------------------------------------------------------------------------

                    ---------------------------------------------------------------------------

                    ---------------------------------------------------------------------------

                    ---------------------------------------------------------------------------

                    ---------------------------------------------------------------------------

                    ---------------------------------------------------------------------------

                    ---------------------------------------------------------------------------

                    ---------------------------------------------------------------------------

                    ---------------------------------------------------------------------------

                    ---------------------------------------------------------------------------


Signature                                                                            Date
                    ------------------------------------------------------------          ---------------


Please fax the form back to @Road at (510)353.6021.
If you have any questions, please contact Elizabeth Ong at (510)888.1638 x 308

                                [LOGO OF @ROAD]
                    Exhibit F - Account De-Activation Form

Customer            Company Name                            Account ID
Information                                                 (Existing customers)
                                 ______________________                                 _____________________________
                    Contact Name                            Telephone
                                 ______________________                                 _____________________________
                    Email                                   Fax
                                 ______________________                                 _____________________________

Reason for De-Activation:



De-Activation Effective Date: _____________________

IP's To Be De-Activated or ALL

------------------------------------------------------------------------------
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Carrier                                                          Date
Signature  __________________________________________________         _______________

Name       ____________________________________________________

Please fax the form back to @Road at (510)353.6021.
If you have any questions, please contact Elizabeth Ong at (510)668.1638 x 308